Exhibit 10.4
AMENDMENT NO. 4 TO THE
CHS INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
CHS Inc. (formerly known as Cenex Harvest States Cooperatives), pursuant to the power of amendment reserved to it in Section 8.1 of the CHS Inc. Supplemental Executive Retirement Plan (“Plan”), hereby amends the Plan in the manner set forth below effective as of July 1, 2006.
1. Section 4.3 of the Plan is amended to read in full as follows:
     Section 4.3. Savings Plan Account. For Plan Years beginning on or after January 1, 2006, credits under this Plan for matching and discretionary contributions shall be permanently discontinued. Effective July 1, 2006, each Participant’s Savings Plan Account shall become part of the Participant’s Company Contribution Account under the CHS Inc. Deferred Compensation Plan (the “DCP”). Following such conversion, the Participant’s Savings Plan Account shall be credited or debited with earnings, gains or losses in accordance with the terms of the DCP, and shall be paid in accordance with rules governing time and form of payment under the DCP.
2. Section 4.5 of the Plan is amended by the addition of the following new paragraph (d):
     (d) Surviving Spouse Benefit of Former CEO. In return for valuable services provided by John McKay, a long-time employee and former Chief Executive Officer of the Company, the surviving spouse of John McKay, Juanita McKay, shall be paid a benefit of $500.00 per month for as long as she shall live. The monthly payments will commence as of July 1, 2006, and subsequent monthly payments will be made as of the first day of every month thereafter.
3. Section 4.6 of the Plan is amended to read in full as follows:
     Section 4.6. Time and Form of Participant’s Benefit. The Actuarial Value of the benefit payable under this Article IV will be paid in a single lump sum upon a Participant’s benefit distribution date. For this purpose, the term “benefit distribution date” shall mean the date that is six (6) months after the Participant’s separation from service (as that term is defined under Section 409A of the Internal Revenue Code). Payment shall be deemed paid as of the benefit distribution date if it is made no later than the last day of the calendar year in which occurs the benefit distribution date, or if later, the 15th day of the third calendar month following the benefit distribution date.
4. Section 4.7 of the Plan is deleted without replacement.
5. Sections 5.1(a) and (b) of the Plan is amended to read as follows:

     (a) Death Benefit for Beneficiary. In the event of a Participant’s death prior to payment of benefits under the Plan, the Participant’s Beneficiary will be entitled to a death benefit. The death benefit is 100% of the Participant’s account balances described in Article IV of the Plan. If the Participant was eligible for the grandfathered benefit described in Section 4.6 of the Plan, the death benefit attributable to the Participant’s Pension Plan Account Balance is the greater of the Participant’s Pension Plan Account balance or the Actuarial Value of the Participant’s grandfathered benefit as provided by Section 4.6 of the Plan.
     (b) Payment of Benefit. The Actuarial Value of the benefit described in Subsection (a) will be paid to the Participant’s Beneficiary in a single lump sum upon the Participant’s death. Payment shall be deemed paid as of the Participant’s death if it is made no later than the last day of the calendar year in which occurs the Participant’s death, or if later, the 15th day of the third calendar month following the Participant’s death.
6. Section 5.1(d) is deleted without replacement.
7. The introductory paragraph to Section 5.2(b) is amended to read as follows:
     (b) Surviving Spouse Benefit. If a Participant who is described in Subsection (a) dies prior to payment of benefits under the Plan under circumstances in which a benefit is payable to the Surviving Spouse of the Participant pursuant to the Pension Plan, then a supplemental benefit is payable to the Surviving Spouse under this Plan. The monthly amount of such benefit payable to the Surviving Spouse will be an amount, not less than zero, equal to the difference between:
8. Section 5.2(e) is amended to read as follows:
     (e) Payment of Benefit. The Actuarial Value of the benefit payable under this Section 5.2 of the Plan will be paid to the Surviving Spouse under the Pension Plan in a single lump sum upon the Participant’s death. Payment shall be deemed paid as of the Participant’s death if it is made no later than the last day of the calendar year in which occurs the Participant’s death, or if later, the 15th day of the third calendar month following the Participant’s death.
9. Article VI of the Plan is deleted without replacement.
     IN WITNESS WHEREOF, CHS Inc. has caused its name to be hereunto subscribed on this 30th day of May, 2006.

CHS INC.

By	/s/ John D. Johnson

	Its	President and Chief Executive Officer